UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2014

VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-51892	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 2, 2014, the board of directors of Vestin Realty Mortgage II, Inc. (the “Company”) approved a 1-for-4 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share, to take effect at such time as the Company’s officers determine in accordance with such authorization of the board.

Once the reverse stock split takes effect, no fractional shares will be issued in connection therewith and the number of authorized shares and the par value per share will remain unchanged.   Each stockholder otherwise entitled to a fractional share will be entitled to receive cash in an amount equal to the product of the fraction of a share multiplied by the closing price of the Company’s common stock as reported by the NASDAQ Stock Market LLC on the effective date of the reverse stock split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

Date: January 7, 2014                                                                           By: /s/ Tracee Gress
Tracee Gress
Chief Financial Officer